Exhibit 99.1

Blucora Announces Third Quarter 2019 Results

IRVING, TX — November 6, 2019 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of tax-smart financial solutions that empower people’s goals, today announced financial results for the third quarter ended September 30, 2019.

Third Quarter Highlights and Recent Developments

•Increased total revenue by 56% year-over-year (y/y), including addition of 1st Global for full quarter
•Legacy HD Vest advisory assets increased 9% y/y, legacy 1st Global advisory assets increased 16% y/y
•Total Client Assets ended the quarter at $67.7 billion, with $26.3 billion, or 39% in Advisory Assets
•Integration of legacy wealth management businesses running better than plan; Completed consolidation on the same clearing platform ahead of schedule, and unified both under new brand, Avantax Wealth Management
•Repurchased more than 560,000 shares of common stock, or 1.1% of outstanding shares - first under current authorization

“In our first full quarter since the acquisition of 1st Global, I’m pleased to report solid quarterly results as well as an integration that is now running ahead of plan,” said John Clendening, Blucora’s President and Chief Executive Officer. “Integration synergy capture is running strong in the short-term, and the early consolidation of our legacy wealth management businesses from a clearing platform perspective, should allow for additional synergy capture over the long-term. I’m also excited to announce that we have unified our legacy wealth management brands, HD Vest and 1st Global, under a powerful new brand, Avantax Wealth Management, as we aim to redefine what tax-smart wealth management means and provide superior results for our clients.”

Summary Financial Performance: Q3 2019
($ in millions except per share amounts)

	Q3	Q3
	2019	2018	Change
Revenue:
Wealth Management	$145.4	$91.9	58%
Tax Preparation	$3.6	$3.5	3%
Total Revenue	$149.0	$95.4	56%
Segment Income:
Wealth Management	$20.6	$12.9	60%
Tax Preparation	$(12.1)	$(6.9)	74%
Total Segment Income	$8.6	$6.0	44%
Unallocated Corporate Operating Expenses	$(6.5)	$(4.6)	42%
GAAP:
Operating Loss	$(72.1)	$(10.7)	574%
Net Loss Attributable to Blucora, Inc.	$(62.4)	$(14.0)	347%
Diluted Net Loss Per Share Attributable to Blucora, Inc. (EPS)	$(1.28)	$(0.37)	246%
Non-GAAP*:
Adjusted EBITDA*	$2.1	$1.4	50%
Net Loss*	$(9.6)	$(4.4)	116%
Diluted Net Loss Per Share (EPS)*	$(0.20)	$(0.09)	122%
* See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Third Quarter Results vs. Prior Guidance
$ in millions	Prior Guidance	Midpoint	Actual	Difference at Midpoint
Wealth Management Revenue	$139.0 - $145.5	142.3	145.4	3.2
TaxAct Revenue	$3.5 – $4.0	3.8	3.6**	(0.2)
Total Revenue	$142.5 - $149.5	146.0	149.0	3.0
Wealth Management Segment Income	$18.5 - $21.5	20	20.6	0.6
TaxAct Segment Income	($13.5) - ($14.0)	(13.8)	(12.0)	1.7
Corporate Unallocated Operating Expenses	$8.0 - $8.5	8.3	6.5	1.8
Adjusted EBITDA	$0.0 - ($4.0)	(2.0)	2.1	4.1
**Includes an immaterial adjustment to previously recognized revenue. The adjustment is expected to reverse in 1Q’2020.

Full Year 2019 Outlook
The company has updated its full-year 2019 outlook to reflect current business conditions, including the clearing consolidation occurring ahead of schedule, a 25 basis-point change in the Federal Funds target rate and other items.

$ in millions	Prior Guidance	Current Outlook	Difference at Midpoint
Wealth Management Revenue	$500.0 - $513.0	$505.0 - $510.0	1.0
TaxAct Revenue	$210.0 - $211.0	$209.5 - $210.5	(0.5)
Total Revenue	$710.0 - $724.0	$714.5 - $720.5	0.5
Wealth Management Segment Income	$67.0 - $73.5	$67.0 - $69.5	(2.0)
TaxAct Segment Income	$93.0 - $94.5	$93.0 - $94.5	-
Corporate Unallocated Operating Expense	$28.5 - $29.5	$28.5 - $29.5	-
Adjusted EBITDA*	$130.5 - $139.5	$130.5 - $135.5	(2.0)
Net Income	$27.0 - $37.5	($0.4) - ($5.4)	(35.0)
Net Income per share	$0.54 - $0.75	($0.01) - ($0.11)	(0.67)
Non-GAAP Net Income*	$92.5 - $102.5	$93.5 - $99.5	(1.0)
Non-GAAP Net Income per share*	$1.84 - $2.04	$1.88 - $2.01	-

Conference Call and Webcast
A conference call and live webcast will be held today at 8:30 a.m. Eastern Time during which the Company will further discuss third quarter results, its outlook for the full year 2019 and other business matters. We will also provide the prepared remarks for the conference call along with supplemental financial information to our results on the Investor Relations section of the Blucora corporate website at http://www.blucora.com prior to the call. The supplemental financial information has also been filed with the SEC on Form 8-K. A replay of the call will be available on our website.
About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is on the forefront of financial technology, pioneering tax-smart financial solutions that empower people’s goals. Blucora operates in two segments including wealth management, through its Avantax Wealth Management (formerly operating under the HD Vest and 1st Global brands) businesses, the No. 1 tax-focused broker-dealer, with $67 billion in total client assets as of September 30, 2019, and tax preparation, through its TaxAct business, the No. 3 tax preparation software by market share with approximately 3 million consumer and professional users. With integrated tax and wealth management, Blucora is uniquely positioned to provide better long-term outcomes for customers with holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.
Source: Blucora
Blucora Contact:

Bill Michalek (972) 870-6463
VP, Investor Relations
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain customers; our ability to realize all of the anticipated benefits of the acquisition of 1st Global, as well as our ability to integrate the operations of 1st Global; the availability of financing and our ability to meet our current and future debt service obligations and comply with our debt covenants; our ability to generate strong investment performance for our customers and the impact of the financial markets on our customers’ portfolios; political and economic conditions and events that directly or indirectly impact the wealth management and tax preparation industries; our ability to attract and retain productive financial advisors; our ability to successfully make technology enhancements and introduce new and improve on existing products and services; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; our ability to manage leadership and employee transitions; risks related to goodwill and other intangible asset impairment; our ability to comply with regulations (or interpretations thereof) applicable to the wealth management and tax preparation industries, including increased costs associated with or reductions in revenue resulting from new or changing regulations or interpretations of existing regulations; risks associated with our business being subject to enhanced regulatory scrutiny; our ability to comply with laws and regulations regarding privacy and protection of data; our expectations concerning the benefits that may be derived from our clearing platform and our investment advisory platform; cybersecurity risks; our ability to maintain our relationships with third party partners; the seasonality of our business; litigation risks; our ability to attract and retain qualified employees; our assessments and estimates that determine our effective tax rate; the impact of new or changing tax legislation; our ability to develop, establish and maintain strong brands; our ability to protect our intellectual property; and our ability to effectively integrate other companies or assets that we may acquire. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this report, except as may be required by law.

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Revenue:
Wealth management services revenue	$145,428	$91,887	$362,791	$275,984
Tax preparation services revenue	3,588	3,498	205,733	183,214
Total revenue	149,016	95,385	568,524	459,198
Operating expenses:
Cost of revenue:
Wealth management services cost of revenue	102,030	62,313	250,881	187,526
Tax preparation services cost of revenue	1,633	1,370	8,983	8,182
Amortization of acquired technology	—	—	—	99
Total cost of revenue (1)	103,663	63,683	259,864	195,807
Engineering and technology (1)	8,635	4,246	22,323	14,225
Sales and marketing (1)	19,976	15,675	104,804	94,719
General and administrative (1)	19,642	13,404	55,721	43,895
Acquisition and integration	6,759	—	17,739	—
Depreciation	1,470	798	3,846	3,706
Amortization of other acquired intangible assets	10,082	8,271	27,295	25,384
Impairment of intangible asset	50,900	—	50,900	—
Restructuring (1)	—	—	—	291
Total operating expenses	221,127	106,077	542,492	378,027
Operating income (loss)	(72,111)	(10,692)	26,032	81,171
Other loss, net (2)	(2,606)	(3,863)	(11,682)	(11,850)
Income (loss) before income taxes	(74,717)	(14,555)	14,350	69,321
Income tax benefit (expense)	12,331	818	16,470	(2,052)
Net income (loss)	(62,386)	(13,737)	30,820	67,269
Net income attributable to noncontrolling interests	—	(227)	—	(654)
Net income attributable to Blucora, Inc.:	$(62,386)	$(13,964)	$30,820	$66,615
Net income (loss) per share attributable to Blucora, Inc.:
Basic	$(1.28)	$(0.37)	$0.64	$1.34
Diluted	$(1.28)	$(0.37)	$0.62	$1.28
Weighted average shares outstanding:
Basic	48,652	47,712	48,456	47,191
Diluted	48,652	47,712	49,596	49,292
(2) Other loss, net consisted of the following (in thousands):

	Three Months Ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Interest income	$(52)	$(119)	$(341)	$(217)
Interest expense	5,469	3,744	14,015	11,772
Amortization of debt issuance costs	301	172	848	659
Accretion of debt discounts	66	38	189	125
Loss on debt extinguishment	—	—	—	1,534
Gain on sale of a business	(3,256)	—	(3,256)	—
Other	78	28	227	(2,023)
Other loss, net	$2,606	$3,863	$11,682	$11,850

Blucora, Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$97,466	$84,524
Cash segregated under federal or other regulations	1,284	842
Accounts receivable, net of allowance	16,803	15,721
Commissions receivable	20,724	15,562
Other receivables	7,424	7,408
Prepaid expenses and other current assets, net	9,058	7,755
Total current assets	152,759	131,812
Long-term assets:
Property and equipment, net	17,230	12,389
Right-of-use assets, net	10,199	—
Goodwill, net	663,005	548,685
Other intangible assets, net	301,533	294,603
Other long-term assets	9,902	10,236
Total long-term assets	1,001,869	865,913
Total assets	$1,154,628	$997,725
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,139	$3,798
Commissions and advisory fees payable	18,871	15,199
Accrued expenses and other current liabilities	39,261	18,980
Lease liabilities	4,163	46
Deferred revenue	7,456	10,257
Current portion of long-term debt, net	1,227	—
Total current liabilities	83,117	48,280
Long-term liabilities:
Long-term debt, net	381,598	260,390
Deferred tax liability, net	35,225	40,394
Deferred revenue	7,403	8,581
Lease liabilities	6,055	100
Other long-term liabilities	6,384	7,440
Total long-term liabilities	436,665	316,905
Total liabilities	519,782	365,185

Redeemable noncontrolling interests	—	24,945

Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	1,580,336	1,569,725
Accumulated deficit	(932,505)	(961,689)
Accumulated other comprehensive loss	(272)	(446)
Treasury stock, at cost	(12,718)	—
Total stockholders’ equity	634,846	607,595
Total liabilities and stockholders’ equity	$1,154,628	$997,725

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Nine months ended September 30,
	2019	2018
Operating Activities:
Net income	$30,820	$67,269
Adjustments to reconcile net income to net cash from operating activities:
Stock-based compensation	11,164	9,559
Depreciation and amortization of acquired intangible assets	32,078	29,539
Impairment of intangible asset	50,900	—
Reduction of right-of-use lease assets	3,117	—
Deferred income taxes	(23,343)	(1,073)
Amortization of premium on investments, net, and debt issuance costs	848	659
Accretion of debt discounts	189	125
Loss on debt extinguishment	—	1,534
Gain on sale of a business	(3,256)	—
Other	508	—
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	352	4,636
Commissions receivable	(19)	60
Other receivables	(18)	3,149
Prepaid expenses and other current assets	13,828	1,369
Other long-term assets	497	(902)
Accounts payable	(2,346)	(2,255)
Commissions and advisory fees payable	(602)	(2,627)
Lease liabilities	(3,371)	—
Deferred revenue	(21,694)	(2,411)
Accrued expenses and other current and long-term liabilities	6,595	(3,048)
Net cash provided by operating activities	96,247	105,583
Investing Activities:
Business acquisition, net of cash acquired	(166,561)	—
Purchases of property and equipment	(6,887)	(5,340)
Proceeds from sale of a business, net of cash	7,467	—
Net cash used by investing activities	(165,981)	(5,340)
Financing Activities:
Proceeds from credit facilities	121,489	—
Payments on credit facilities	—	(80,000)
Stock repurchases	(11,968)	—
Payment of redeemable noncontrolling interests	(24,945)	—
Proceeds from stock option exercises	3,811	11,738
Proceeds from issuance of stock through employee stock purchase plan	1,144	1,608
Tax payments from shares withheld for equity awards	(5,508)	(5,983)
Contingent consideration payments for business acquisition	(943)	(1,315)
Net cash provided (used) by financing activities	83,080	(73,952)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	38	(11)
Net increase in cash, cash equivalents, and restricted cash	13,384	26,280
Cash, cash equivalents, and restricted cash, beginning of period	85,366	62,311
Cash, cash equivalents, and restricted cash, end of period	$98,750	$88,591

Blucora, Inc.
Preliminary Segment Information
(Unaudited)
(Amounts in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Revenue:
Wealth Management (1)	$145,428	$91,887	$362,791	$275,984
Tax Preparation (1)	3,588	3,498	205,733	183,214
Total revenue	149,016	95,385	568,524	459,198
Operating income (loss):
Wealth Management	20,631	12,891	49,150	38,920
Tax Preparation	(12,075)	(6,936)	108,565	95,991
Corporate-level activity (2)	(80,667)	(16,647)	(131,683)	(53,740)
Total operating income (loss)	(72,111)	(10,692)	26,032	81,171
Other loss, net	(2,606)	(3,863)	(11,682)	(11,850)
Income tax benefit (expense)	12,331	818	16,470	(2,052)
Net income (loss)	$(62,386)	$(13,737)	$30,820	$67,269
(1) Revenues by major category within each segment are presented below (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Wealth Management:
Commission	$52,623	$41,015	$137,851	$124,269
Advisory	75,579	41,443	176,746	120,802
Asset-based	13,618	6,979	36,530	21,457
Transaction and fee	3,608	2,450	11,664	9,456
Total Wealth Management revenue	$145,428	$91,887	$362,791	$275,984
Tax Preparation:
Consumer	$4,280	$3,246	$190,908	$168,295
Professional	(692)	252	14,825	14,919
Total Tax Preparation revenue	$3,588	$3,498	$205,733	$183,214
(2) Corporate-level activity included the following (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Operating expenses	$(6,476)	$(4,572)	$(19,802)	$(14,351)
Stock-based compensation	(4,639)	(2,874)	(11,164)	(9,559)
Acquisition and integration costs	(6,759)	—	(17,739)	—
Depreciation	(1,811)	(930)	(4,783)	(4,056)
Amortization of acquired intangible assets	(10,082)	(8,271)	(27,295)	(25,483)
Impairment of intangible asset	(50,900)	—	(50,900)	—
Restructuring	—	—	—	(291)
Total corporate-level activity	$(80,667)	$(16,647)	$(131,683)	$(53,740)

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures (1)
Preliminary Adjusted EBITDA Reconciliation (1)
(Unaudited)
(Amounts in thousands)

(In thousands)	Three Months Ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net income (loss) attributable to Blucora, Inc. (2)	$(62,386)	$(13,964)	$30,820	$66,615
Stock-based compensation	4,639	2,874	11,164	9,559
Depreciation and amortization of acquired intangible assets	11,893	9,201	32,078	29,539
Restructuring	—	—	—	291
Other loss, net (3)	2,606	3,863	11,682	11,850
Net income attributable to noncontrolling interests	—	227	—	654
Acquisition and integration costs	6,759	—	17,739	—
Income tax (benefit) expense	(12,331)	(818)	(16,470)	2,052
Impairment of intangible asset	50,900	$—	50,900	—
Adjusted EBITDA	$2,080	$1,383	$137,913	$120,560

Preliminary Non-GAAP Net Income (Loss) and Non-GAAP Net Income Per Share Reconciliation (1)
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net income (loss) attributable to Blucora, Inc. (2)	$(62,386)	$(13,964)	$30,820	$66,615
Stock-based compensation	4,639	2,874	11,164	9,559
Amortization of acquired intangible assets	10,082	8,271	27,295	25,483
Impairment of intangible asset	50,900	—	50,900	—
Gain on the sale of a business	(3,256)	—	(3,256)	—
Acquisition and integration costs	6,759	—	17,739	—
Restructuring	—	—	—	291
Impact of noncontrolling interests	—	227	—	654
Cash tax impact of adjustments to GAAP net income	(710)	(505)	(1,892)	(1,721)
Non-cash income tax (benefit) expense (1)	(15,593)	(1,333)	(23,759)	647
Non-GAAP net income (loss)	$(9,565)	$(4,430)	$109,011	$101,528
Per diluted share:
Net income (loss) attributable to Blucora, Inc.	$(1.28)	$(0.37)	$0.62	$1.28
Stock-based compensation	0.10	0.06	0.23	0.19
Amortization of acquired intangible assets	0.19	0.18	0.55	0.52
Impairment of intangible asset	1.05	—	1.03	—
Gain on the sale of a business	(0.07)	—	(0.07)	—
Acquisition and integration costs	0.14	—	0.36	—
Restructuring	—	—	—	0.01
Impact of noncontrolling interests	—	0.08	0.00	0.08
Cash tax impact of adjustments to GAAP net income	(0.01)	(0.01)	(0.04)	(0.03)
Non-cash income tax (benefit) expense	(0.32)	(0.03)	(0.48)	0.01
Non-GAAP net income (loss) per share	$(0.20)	$(0.09)	$2.20	$2.06
Weighted average shares outstanding used in computing per diluted share amounts	48,652	47,712	49,596	49,292

Preliminary Adjusted EBITDA Reconciliation for Prior Guidance (1)
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	September 30, 2019		December 21, 2019
	Low	High	Low	High
Net loss attributable to Blucora, Inc.	$(35,500)	$(30,500)	$27,000	$37,500
Stock-based compensation	4,900	4,900	16,700	16,300
Depreciation and amortization of acquired intangible assets	12,600	12,500	45,500	45,000
Other loss, net (3)	6,100	5,900	20,900	20,700
Acquisition and integration costs	6,500	6,100	22,400	22,000
Income tax expense	1,400	1,100	(2,000)	(2,000)
Adjusted EBITDA	$(4,000)	$—	$130,500	$139,500

Preliminary Non-GAAP Net Income Reconciliation for Prior Guidance (1)
(Amounts in thousands)

	Ranges for the year ending
	December 21, 2019
	Low	High
Net income attributable to Blucora, Inc.	$27,000	$37,500
Stock-based compensation	16,700	16,300
Amortization of acquired intangible asset	37,000	37,000
Acquisition and integration costs	22,400	22,000
Cash tax impact of adjustments to net income	(2,000)	(2,000)
Non-cash income tax benefit	(8,600)	(8,300)
Non-GAAP net income	$92,500	$102,500
Per diluted share:
Net income attributable to Blucora, Inc.	$0.54	$0.75
Stock-based compensation	0.33	0.32
Amortization of acquired intangible asset	0.73	0.74
Acquisition and integration costs	0.44	0.44
Cash tax impact of adjustments to net income	(0.04)	(0.04)
Non-cash income tax benefit	(0.16)	(0.17)
Non-GAAP net income per share	$1.84	$2.04
Weighted average shares outstanding used in computing per diluted share amounts	50,400	50,200

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance (1)
(Amounts in thousands)

	Ranges for the year ending
	December 31, 2019
	Low	High
Net loss attributable to Blucora, Inc.	$(5,400)	$(400)
Stock-based compensation	17,000	16,500
Depreciation and amortization of acquired intangible assets	45,500	45,000
Other loss, net (3)	19,000	18,000
Acquisition and integration costs	24,000	23,500
Impairment of intangible asset	51,000	51,000
Income tax benefit	(20,600)	(18,100)
Adjusted EBITDA	$130,500	$135,500

Preliminary Non-GAAP Net Income (Loss) Reconciliation for Forward-Looking Guidance (1)
(Amounts in thousands, except per share amounts)

	Ranges for the year ending
	December 31, 2019
	Low	High
Net loss attributable to Blucora, Inc.	$(5,400)	$(400)
Stock-based compensation	17,000	16,500
Amortization of acquired intangible assets	37,500	37,500
Acquisition and integration costs	24,000	23,500
Impairment of intangible asset	51,000	51,000
Gain on sale of a business	(3,300)	(3,300)
Cash tax impact of adjustments to net loss	(2,300)	(2,300)
Non-cash income tax benefit	(25,000)	(23,000)
Non-GAAP net income (loss)	$93,500	$99,500
Per diluted share:
Net loss attributable to Blucora, Inc.	$(0.11)	$(0.01)
Stock-based compensation	0.34	0.33
Amortization of acquired intangible assets	0.76	0.76
Acquisition and integration costs	0.48	0.47
Impairment of intangible asset	1.03	1.03
Gain on sale of a business	(0.07)	(0.07)
Cash tax impact of adjustments to net loss	(0.05)	(0.05)
Non-cash income tax benefit	(0.50)	(0.45)
Non-GAAP net income per share	$1.88	$2.01
Weighted average shares outstanding used in computing per diluted share amounts	49,750	49,600

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures

(1) We define Adjusted EBITDA as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation and amortization of acquired intangible assets, restructuring, other loss, net, the impact of noncontrolling interests, acquisition and integration costs and income tax (benefit) expense. Restructuring costs relate to the relocation of our corporate headquarters that were completed in 2018. Acquisition and integration costs relate to the acquisition of 1st Global.
We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
We define non-GAAP net income (loss) as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets, the impairment of an intangible asset, gain on the sale of a business, acquisition and integration costs (described further under Adjusted EBITDA above), restructuring costs (described further under Adjusted EBITDA above), the impact of noncontrolling interests, the related cash tax impact of those adjustments, and non-cash income taxes. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2020 and 2024. The aforementioned items are only included in non-GAAP net income (loss) in the periods they occurred.
We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income (loss) and non-GAAP net income (loss) per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss) and net income per share. Other companies may calculate non-GAAP net income (loss) and non-GAAP net income (loss) per share differently, and, therefore, our non-GAAP net income (loss) and non-GAAP net income (loss) per share may not be comparable to similarly titled measures of other companies.
(2) As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).
(3) Other loss, net primarily includes items such as interest income, interest expense, amortization of debt issuance costs, accretion of debt discounts, and gain/loss on debt extinguishment.